Exhibit 21

Subsidiaries of Franklin Street Partners Limited Partnership

                                                               Jurisdiction of
Name                                                            Organization
----                                                         -------------------

FSP Investments LLC                                             Massachusetts

FSP Property Management LLC                                     Massachusetts

FSP Holdings LLC                                                  Delaware

Essex Lane Associates Limited Partnership                       Massachusetts

FSP Apartment Properties Limited Partnership                    Massachusetts

FSP Austin N.W. Limited Partnership                             Massachusetts

FSP Blue Ravine Limited Partnership                             Massachusetts

FSP Bollman Place Limited Partnership                           Massachusetts

FSP Gateway Crossing Limited Partnership                        Massachusetts

FSP Hillview Center Limited Partnership                         Massachusetts

FSP Lyberty Way Limited Partnership                             Massachusetts

FSP North Andover Office Park Limited Partnership               Massachusetts

FSP Park Seneca Limited Partnership                             Massachusetts

FSP Piedmont Center Limited Partnership                         Massachusetts

FSP Santa Clara Limited Partnership                             Massachusetts

FSP Silverside Plantation Limited Partnership                   Massachusetts

FSP Southfield Centre Limited Partnership                       Massachusetts

FSP Telecom Business Center Limited Partnership                 Massachusetts

FSP Weslayan Oaks Limited Partnership                           Massachusetts

One Technology Drive Limited Partnership                        Massachusetts


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